UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2019

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2019, Computer Programs and Systems, Inc. (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Gilead Capital Master Fund Ltd., Gilead Capital LP, Gilead Capital GP LLC and Jeffrey A. Strong (collectively, the “Gilead Group”) and certain of the Gilead Group’s affiliates. The Gilead Group is the beneficial owner of approximately 7.6% of the Company’s outstanding shares of common stock.

Simultaneously with the execution of the Support Agreement, the Company appointed Jeffrey A. Strong to fill the vacancy in Class I of the Board of Directors (the “Board”) resulting from John C. Johnson’s resignation from the Board on November 15, 2018, with a term expiring at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The Company has also agreed to, among other things, (i) appoint Mr. Strong to the Nominating and Corporate Governance Committee or the Compensation Committee of the Board no later than the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), (ii) appoint Glenn P. Tobin as the independent Chairperson of the Board no later than the 2019 Annual Meeting, (iii) nominate, recommend and solicit proxies for the election of an additional independent director, to be mutually agreed upon by the Company and the Gilead Group in accordance with the terms of the Support Agreement (the “New Director Nominee”), at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”); and (iv) fix the size of the Board to 9 directors immediately following the 2020 Annual Meeting through the remainder of the Standstill Period (as defined below). The Support Agreement also provides that, during the Standstill Period, if Mr. Strong is unable to serve as a director due to his death or incapacity or a family emergency or other emergent circumstance, the Gilead Group will be entitled to recommend to the Nominating and Corporate Governance Committee and the Board a substitute person (who meets certain independence and experience criteria) to fill the resulting vacancy.

Under the Support Agreement, the Gilead Group is subject to certain customary standstill restrictions that, among other things, prohibit the Gilead Group from acquiring an economic interest in more than 10.0% of the Company’s outstanding common stock and from taking certain actions with respect to extraordinary transactions and other matters, as described in the Support Agreement. The standstill restrictions apply until the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for directors at the 2021 Annual Meeting (the “Standstill Period”). However, the Standstill Period will terminate immediately in the event that the New Director Nominee is not selected thirty (30) days prior to the deadline for the submission of stockholder nominations for directors at the 2020 Annual Meeting. Mr. Strong has agreed to resign from the Board if a court of competent jurisdiction concludes that the Gilead Group has violated any provision of the Support Agreement or a related confidentiality agreement and has agreed to offer to resign from the Board ifthe Gilead Group ceases to collectively beneficially own at least one-third of the number of shares of the Company’s common stock that it owned on the date of the Support Agreement.

During the Standstill Period, each member of the Gilead Group will vote (i) in favor of each director nominated and recommended by the Board for election at any meeting of stockholders or at any adjournments or postponements thereof, (ii) against any stockholder nominations for director that are not approved and recommended by the Board for election at any such meeting and against any proposals or resolutions to remove any member of the Board, and (iii) subject to certain exceptions related to the recommendations of proxy advisory firms, in accordance with the recommendations of the Board on all other proposals of the Board set forth in the Company’s proxy statements.

In conjunction with the Support Agreement, the Company and the Gilead Group have also entered into a customary confidentiality agreement governing the confidentiality obligations of the Gilead Group.

The foregoing description of the terms of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the Support Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, simultaneously with the execution of the Support Agreement, the Board elected Jeffrey A. Strong as a Class I director of the Board, in order to fill the vacancy resulting from John C. Johnson’s resignation from the Board on November 15, 2018. Mr. Strong will serve as a Class I director until the expiration of his term at the 2021 Annual Meeting and until his successor is elected and qualified, or upon his earlier resignation or removal.

It is anticipated that Mr. Strong will be appointed to the Nominating and Corporate Governance Committee or the Compensation Committee of the Board no later than the 2019 Annual Meeting. The Board has determined that Mr. Strong is “independent” under Nasdaq listing standards.

Mr. Strong’s election to the Board is part of the Support Agreement described in Item 1.01 above. There are no other arrangements or understandings between Mr. Strong and any other person pursuant to which Mr. Strong was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Strong and the Company. Mr. Strong will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Non-Management Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2018, as adjusted by the Board from time to time.

On February 27, 2019, the Company issued a press release announcing the entry into the Support Agreement and the election of Jeffrey A. Strong to the Company’s Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Support Agreement, dated as of February 27, 2019, by and among Computer Programs and Systems, Inc., the Gilead Group and certain of its affiliates

99.1	Press release dated February 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: February 27, 2019	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer